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                                                                  EXHIBIT 23


                          ACCOUNTANT'S CONSENT


    We consent to the incorporation by reference in Post Effective Amendments to outstanding effective registration statements numbers 2-36778, 2-56410 and 33-30530 on Form S-8, and in outstanding effective registration statements on Form S-16 included in such S-8 filings, of our report dated February 7, 1995, except for Note 19 as to which the date is February 14, 1995, on the consol-idated financial statements of Jefferson-Pilot Corporation and subsidiaries, which appears on page 59 of the Annual Report to Shareholders and is incorporated by reference into the Report on Form 10-K of Jefferson-Pilot Corporation for the year ended December 31, 1994.




                                                      McGLADREY & PULLEN,LLP



Greensboro, North Carolina
March 30, 1995































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